EXHIBIT 3.2

                                  AMENDMENT TO
                                     BY-LAWS
                                       OF
                         LOUISIANA CASINO CRUISES, INC.

         By authority of the Shareholders and the Board of Directors of Louisiana Casino Cruises, Inc., the President and Secretary of the Corporation hereby certify that a Resolution amending the By-laws of Louisiana Casino Cruises, Inc. was duly adopted in conformance with law, by the affirmative vote of at least two-thirds (2/3) of the voting power of the Corporation and of the outstanding shares of common stock entitled to vote thereon, at a meeting held on the 15th day of September, 1998. Said Resolution changes and amends the By-laws in effect prior to the date hereof by amending Article III to read as set forth below:

                                      III.

                                   COMMITTEES

         SECTION 3.1 COMMITTEES OF THE BOARD OF DIRECTORS

                  In addition to the executive committee, the Board of Directors may, by resolutions, designate one or more committees, each committee shall contain at least one of the directors of the Corporation but may consist of non-Board members in addition to Board members. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Vacancies in the committee may be filled by designation of the Board of Directors. In the absence or disqualification of a member of a committee, the member or members thereof, present at any meeting and not disqualified from voting, whether or not the same constitutes a quorum, may unanimously appoint a member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee shall have and may exercise all powers of the Board of Directors, to the extent provided in the Resolution of the Board of Directors; but no such committee shall have the power or authority to amend the articles of incorporation, adopt an agreement of merger or consolidation, recommend to the Shareholders the sale, lease or exchange of assets, recommend to the Shareholders a dissolution of the Corporation, a revocation of a dissolution, or amend the by-laws of the Corporation; and unless the Resolution so provides, no such committee


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         shall have the power or authority to declare a dividend, elect officers and directors, change the committee's membership, or authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by Resolution adopted by the Board of Directors. In the absence of specific direction by the Board to the contrary, a majority of its members shall constitute a quorum and the affirmative vote of a majority of its members shall be necessary for the adoption of the Resolution.

         SECTION 3.2 EXECUTIVE COMMITTEE

                  The Board of Directors may delegate the day-to-day managerial functions of the Corporation to an executive committee delegating whatever powers to said committee which the Board in its discretion may deem fit to so delegate. The executive committee shall contain at least one (1) director and shall consist of two (2) members, and the committee shall have all of the powers of the Board when the Board is not in session, except as limited in the foregoing section.

Thus executed in counterpart on the dates and at the places shown below.

                                              LOUISIANA CASINO CRUISES, INC.

                                              /S/ DAN MEADOWS
                                              ---------------
                                              Dan Meadows, President

                                              Date:  OCTOBER 14, 1998

                                              Signed at:  Phoenix, Arizona

                                              /S/ W. PETER TEMLING
                                              --------------------
                                              W. Peter Temling, Secretary

                                              Date:  OCTOBER 2, 1998

                                              Signed at:  Miami, Florida

                                 ACKNOWLEDGMENT

STATE OF FLORIDA

COUNTY OF DADE

         BE IT KNOWN, that on this 2ND day of OCTOBER, 1998, before me, the undersigned authority, personally came and appeared:

                                W. PETER TEMLING

who, being sworn, deposed that he executed the above and foregoing Amendment to the By-laws of Louisiana Casino Cruises, Inc. of his own free will and as his own act and deed for the uses, purposes and benefits therein expressed.

WITNESSES:

/S/ DAVID MIZELS

                                                     /S/ W. PETER TEMLING
                                                     --------------------
                                                     W. PETER TEMLING, Secretary

/S/ JONATHON K. COHEN

                               /S/ NANCY QUINTANA
                                  NOTARY PUBLIC
                             COMMISSION NO. CC734525
                             EXPIRES APRIL 16, 2002

ACKNOWLEDGMENT

STATE OF ARIZONA

COUNTY OF MARICOPA

         BE IT KNOWN, that on this 14TH day of OCTOBER, 1998, before me, the undersigned authority, personally came and appeared:

                                   DAN MEADOWS

who, being sworn, deposed that he executed the above and foregoing Amendment to the By-laws of Louisiana Casino Cruises, Inc. of his own free will and as his own act and deed for the uses, purposes and benefits therein expressed.

WITNESSES:

/S/ LYNETTE C. PHILLIPS

                                                     /S/  DAN MEADOWS
                                                     ----------------
                                                     DAN MEADOWS, President

/S/ BILL SCHRADER

                                SHELLEY M. PARKER
                                  NOTARY PUBLIC
                         COMMISSION EXPIRES MAY 10, 1999

                      RESOLUTION OF THE BOARD OF DIRECTORS
                                       OF
                         LOUISIANA CASINO CRUISES, INC.

         At a meeting of the Board of Directors of Louisiana Casino Cruises, Inc., held at the registered office of the Corporation on the 15th day of September, 1998,

         Upon motion duly made, seconded and carried, it was,

         RESOLVED, that the By-laws of Louisiana Casino Cruises, Inc. be amended as shown on the attached, and said amendment shall be presented for consideration of the shareholders and that the shareholders are hereby recommended by the Board of Directors to vote for adoption of said attached Amendment to the By-laws.

                                   CERTIFICATE

         I hereby certify that the above and foregoing is a true and correct copy of a resolution of the Board of Directors of Louisiana Casino Cruises, Inc., unanimously adopted at a meeting of the Board of Directors on September 15, 1998, at which meeting all of the directors of the Corporation were present and voting.

         Thus signed in counterpart.

                                                     /S/ W. PETER TEMLING
                                                     --------------------
                                                     W. Peter Temling, Secretary

ATTEST:

/S/ DAN MEADOWS
---------------
Dan Meadows, President

                            ABSTRACT FROM THE MINUTES
                              OF THE ANNUAL MEETING
                             OF THE SHAREHOLDERS OF
                         LOUISIANA CASINO CRUISES, INC.

         The annual meeting of the shareholders of Louisiana Casino Cruises, Inc. was held at the registered office of the Corporation in Baton Rouge, Louisiana, on the 15th day of September, 1998.

         Upon motion duly made, seconded and carried, it was,

         RESOLVED, that the By-laws of Louisiana Casino Cruises, Inc.be amended in accordance with the attached Amendment;

         RESOLVED FURTHER, that the President and Secretary or other appropriate officers are authorized and directed to certify adoption of the foregoing Resolution and to take all action necessary to effect the attached Amendment to the By-laws of Louisiana Casino Cruises, Inc.

                                   CERTIFICATE

         I hereby certify that the above and foregoing is a true and correct abstract from the minutes of the annual meeting of the Shareholders of Louisiana Casino Cruises, Inc., held in Baton Rouge, Louisiana, on September 15, 1998, holders and/or representatives of all of the authorized voting shares being present and voting.

         Thus executed in counterpart.

                                                     /S/ W. PETER TEMLING
                                                     --------------------
                                                     W. Peter Temling, Secretary

ATTEST:

/S/ DAN MEADOWS
---------------
Dan Meadows, President